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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 28, 2002, (the "Effective Date"), by and between Robert H. Fish (the "Executive") and Genesis Health Ventures, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of the Company (the "Board") desires that the Company employ the Executive and the Executive desires to furnish services to the Company on the terms and conditions hereinafter set forth; and

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the Company and the Executive hereby agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

     2. Employment Period. The period during which the Executive shall furnish services to the Company hereunder (the "Employment Period") shall commence on the Effective Date and shall end on November 30, 2002; provided, however, that the Employment Period may be extended to such later date as is determined by mutual agreement of the parties hereto. Nothing in this Section 2 shall limit the right of the Company or the Executive to terminate the Executive's employment hereunder on the terms and conditions set forth in Section 6 hereof.

     3. Position and Duties. During the Employment Period, the Executive shall serve as the Interim Chief Executive Officer of the Company and shall have those powers and duties of a management nature consistent with such position. If, during the Employment Period, the Chairman of the Board of the Company ceases to serve in such capacity, the Executive shall also serve as the Interim Chairman of the Board during the Employment Period until such time as a permanent Chairman of the Board is appointed and shall have all duties and responsibilities associated with such position. If, during the Employment Period, the Company hires a permanent Chief Executive Officer (the "Permanent CEO"), the Executive shall no longer serve as Interim Chief Executive Officer, but shall continue to serve during the remainder of the Employment Period in an executive capacity, assisting the Permanent CEO with matters relating to management transition and other matters as may be reasonably requested by the Board or the Permanent CEO. In the performance of his duties hereunder, the Executive shall report to the Board (or, following the appointment of the Permanent CEO, to the Permanent CEO) and shall devote substantially all of his full working time, attention and energies to the business of the Company as shall be necessary for him to carry out his obligations hereunder. During the Employment Period, the Executive shall continue to serve as a member of the Board.


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     4.   Place of Performance. The principal place of performance of the
Executive's duties hereunder shall be at the Company's principal corporate offices, subject to reasonable travel requirements on behalf of the Company.

     5.   Compensation and Related Matters.

          (a) Inducement Payment. As an inducement for the Executive to enter into this Agreement and undertake the duties and responsibilities contemplated hereby, the Company shall pay to the Executive, promptly following the execution of this Agreement, a lump sum cash inducement payment in the amount of $70,833, less applicable withholding.

          (b) Base Salary. Commencing as of June 1, 2002 and continuing through the remainder of the Employment Period, the Company shall pay the Executive an annual base salary at a rate not less than $850,000 per year (the "Base Salary"), payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. Any Base Salary payable to the Executive during the Employment Period shall be in addition to any directors' fees to which the Executive would be entitled for continuing to serve as a member of the Board during the Employment Period. Notwithstanding the foregoing, payment of all or any portion of amounts referred to in this Section 5(b) which have not yet been earned by the Executive may be deferred by the Executive by a writing delivered to the Company.

          (c) Equity and Other Incentive Compensation. During the Employment Period, the Executive shall be eligible for such equity and other incentive compensation as shall be determined by the Board (or a committee thereof) in its sole discretion.

          (d) Other Benefits. During the Employment Period, the Executive shall be entitled to participate (subject to uniformly applicable requirements for participation) in any health, disability, profit sharing, retirement or insurance plans maintained by the Company from time to time for the benefit of its senior executives.

          (e) Business Expenses. During the Employment Period, the Company shall, upon submission of proper vouchers in respect thereof, pay or reimburse the Executive in accordance with the Company's reimbursement and expenses policies, as in effect from time to time, for all reasonable business expenses incurred by the Executive in connection with the Company's business, including but not limited to any such expenses incurred by the Executive prior to the commencement of the Employment Period in preparation of the Executive's employment hereunder.

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          (f)   Relocation/Temporary Housing. The Company shall, upon submission of proper vouchers in respect thereof, pay or reimburse the Executive for (i) the cost of relocating himself and his spouse from their personal residence in California to a location in proximity to the Company's corporate offices, including reasonable travel expenses incurred in connection therewith, and (ii) the cost of obtaining temporary housing for himself and his spouse during the Employment Period of a nature that is commensurate with the Executive's position with the Company. In addition, the Company shall make to the Executive additional payments to cover applicable federal, state and local income and excise taxes, when and to the extent, if any, that such taxes are payable by the Executive with respect to benefits provided under clauses (i) and (ii) of this
Section 5(f).

          (g) Company-Provided Automobile. During the Employment Period, the Executive shall be provided with the use of an automobile, at the Company's expense, which automobile shall be of a class commensurate with the Executive's position with the Company.

     6. Termination. The Executive's employment hereunder may be terminated under the following circumstances, in each case subject to the provisions of this Agreement.

          (a) Death, The Executive's employment shall terminate upon his death.

          (b) Termination by the Company or by the Executive. The Company may terminate the Executive's employment during the Employment Period for any reason, with or without Cause (as hereinafter defined). The Executive may terminate his employment during the Employment Period for any reason. For purposes of this Agreement, "Cause" shall mean (i) the Executive's conviction for the commission of a felony (other than any such conviction resulting from the Executive's operation of a motor vehicle) or (ii) the Executive's willful and continued failure to perform substantially those duties reasonably assigned or delegated to the Executive hereunder (other than any such failure resulting from the Executive's physical or mental incapacity).

     7.   Termination Procedure.

          (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written notice of termination to the other party hereto in accordance with Section 11 hereof.

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          (b)   Date of Termination. For purposes of this Agreement, "Date of
Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death and (ii) if the Executive's employment is terminated for any other reason, the date on which a written notice of termination is given or any later date (within 30 days) set forth in such notice of termination.

     8. Compensation Upon Termination.

          (a) Death or Termination by the Company. If the Executive's employment is terminated by reason of his death or by the Company during the Employment Period for any reason (other than for Cause), the Company shall pay to the Executive (or his legal representatives or estate or as may be directed by the legal representatives of his estate, as the case may be) a lump sum in cash equal to the sum of (i) any unpaid Base Salary due the Executive in respect of periods through the Date of Termination (the "Accrued Amount") and (ii) the Base Salary that would have been payable to the Executive for the remainder of the Employment Period had such termination not occurred.

          (b) Termination By the Executive. If the Executive's employment is terminated by the Executive during the Employment Period for any reason or by the Company for Cause the Company shall pay to the Executive a lump sum in cash equal to the Accrued Amount.

     9. Successors; Binding Agreement. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean both the Company as defined above or any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     10. Indemnification. The Company shall indemnify, to the fullest extent permitted by applicable state law and the by-laws of the Company, all amounts (including without limitation judgments, fines, settlement payments, expenses

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and attorney's fees) incurred or paid by the Executive in connection with any claim, action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by him as a director, officer or employee of the Company, any subsidiary of the Company or any other person or enterprise at the Company's request (collectively, "Claims"). During the Executive's employment with the Company and following the termination of the Executive's employment with the Company for any reason, the Executive shall be covered with respect to any Claims under any director's and officer's liability insurance policy maintained by the Company which covers other similarly situated executives of the Company. This Section 10 shall survive the expiration or earlier termination of this Agreement and the termination of the Executive's employment hereunder.

     11. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     If to the Company:

     101 East State Street
     Kennett Square, PA 19348
     Attention: James Wankmiller
                General Counsel

or to such other address as any party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     12. Amendment or Modification, Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and an authorized officer of the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

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     13.  Miscellaneous. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto and any prior agreement of the parties hereto in respect to the subject matter contained herein. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles, All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph. All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by federal, state or local law. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                              GENESIS HEALTH VENTURES, INC.

                                              By: /s/ James J. Wankmiller
                                                -----------------------------
                                                  Name:  James J. Wankmiller
                                                  Title: Sr. V.P.

                                                  /s/ Robert H. Fish
                                                 -------------------------
                                                  Robert H. Fish

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                              Employment Agreement
                                    Addendum
                                    --------

     This Addendum is entered into as of November 30, 2002, by and between Robert H. Fish (the "Executive") and Genesis Health Ventures, Inc,, a Delaware corporation (the "Company").

     Whereas, the Executive and the Company are parties to an Employment Agreement (the "Agreement") entered into as of May 28, 2002; and

     Whereas, the parties desire to enter into this Addendum setting forth the terms and conditions extending the employment of the Executive with the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the Company and the Executive hereby agree as follows:

     1. Employment. The Company hereby agrees to continue to employ the Executive, and Executive hereby accepts such continued employment on the terms and conditions hereinafter set forth.

     2. Employment Agreement. The parties agree that the terms and conditions of the Employment Agreement entered as of May 28, 2002, shall remain in full force and effect during the Executive's continued employment, with the following modifications:

          a. Employment Period: The Executive shall continue to be employed by the Company at the end of the employment period on November 30, 2002, on a month-to-month basis.

          b. Termination Procedure: Any termination of the Executive's employment by the Company (other than by reason of Executives' death or for Cause) shall be by written notice at the end of the month and shall provide a minimum of sixty (60) days advance notice.

     IN WITNESS WHEREOF, the parties executed this Addendum as of November 30, 2002.

                                              Genesis Health Ventures, Inc.

                                              /s/ James J. Wankmiller
                                              -------------------------------
                                              By: Name:  James J. Wankmiller
                                                  Title: Sr. V.P.
                                                         & General Counsel

                                                  /s/ Robert H. Fish
                                                 --------------------------
                                                 Robert H. Fish